Exhibit (a)(5)(E)

FlexShopper Announces Preliminary Results

of its Warrant Exchange Offer

BOCA RATON, FLORIDA (February 5, 2020) — FlexShopper, Inc. (Nasdaq: FPAY, FPAYW) (the “Company,” “we” or “our”) today announced the preliminary results of its previously announced offer to exchange (“Exchange Offer”) 0.62 shares of the Company’s common stock (the “Shares”) for each outstanding publicly traded warrant of the Company (the “Public Warrants”). The Exchange Offer expired at 5:00 p.m., Eastern time, on February 4, 2020.

Based on the preliminary count by Continental Stock Transfer & Trust Company, the Depositary for the Exchange Offer, 5,300,588 Public Warrants, representing 94.5% of the Public Warrants, were properly tendered and not withdrawn as of the deadline, resulting in the issuance of 3,286,365 Shares. Following the issuance of these Shares, the Company expects to have 21,070,325 shares of its common stock outstanding.

The number of Public Warrants tendered and not withdrawn is preliminary and is subject to verification by the Depositary and to the proper delivery of all Public Warrants tendered and not properly withdrawn (including Public Warrants tendered pursuant to guaranteed delivery procedures). The actual number of Public Warrants validly tendered and not withdrawn will be announced promptly following completion of the verification process. Promptly after such announcement, the Depositary will issue Shares for the Public Warrants validly tendered and accepted under the Exchange Offer.

Investor questions concerning the Exchange Offer should be directed to the information agent for the Exchange Offer, Morrow Sodali, toll-free (800) 662-5200 (banks and brokerage firms, please call (203) 658-9400).

About FlexShopper, Inc.

FlexShopper, Inc. enables consumers to shop for brand name electronics, home furnishings and other durable goods on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com), as well as its patented and patent pending systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, information concerning completion of the Exchange Offer, the terms and timing of the Exchange Offer, and the impact of completion of the Exchange Offer. The Company may modify the terms or timing of the Exchange Offer with requisite notice. These statements are based on the Company’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “may,” “expect,” “estimate,” “project,” “purpose,” “plan,” “believe,” “intend,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the SEC. Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions, actions by holders of Public Warrants and other investors, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreement, and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Item 1A. Risk Factors” in our annual report on Form 10-K filed with the SEC on March 11, 2019. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by federal securities law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Jeremy Hellman

Vice President

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.